UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2020

ANAVEX LIFE SCIENCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-37606	98-0608404
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

51 West 52nd Street, 7th Floor, New York, NY USA 10019
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 1-844-689-3939

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AVXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On December 15, 2020, Anavex Life Sciences Corp. (the “Company”) issued a press release announcing top-line results from a U.S. Phase 2 randomized, double-blind, placebo-controlled trial of ANAVEX®2-73 (blarcamesine) in adult female patients with Rett syndrome. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

The information furnished pursuant to Item 7.01 of this Current Report, including Exhibit 99.1 hereto, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Exchange Act, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 8.01 Other Events.

On December 15, 2020, the Company announced top-line results from a U.S. Phase 2 randomized, double-blind, placebo-controlled trial of ANAVEX®2-73 (blarcamesine) in adult female patients with Rett syndrome.

The primary endpoint of the trial was safety. The convenient oral liquid once-daily dosing of 5 mg ANAVEX®2-73 was well-tolerated and demonstrated dose-proportional PK (pharmacokinetics). Adverse events related to study drug were similar between ANAVEX®2-73 (13.3%) and placebo (10%), with no reported serious adverse events (SAEs). The safety profile of ANAVEX®2-73 in this trial is consistent with prior clinical trial data.

All secondary efficacy endpoints of the trial showed statistically significant and clinically meaningful sustained improvements for ANAVEX®2-73 compared to placebo, consisting of the Rett Syndrome Behaviour Questionnaire (RSBQ) (p = 0.048) and the Clinical Global Impression Improvement Scale (CGI-I) score (p = 0.014) in the intent-to-treat (ITT) population (n = 25). Statistically significant differences in patient symptoms between the active and placebo groups occurred as early as 4 weeks following the initiation of ANAVEX®2-73 administration. Improvements in RSBQ scores were correlated with parallel decreases (improvements) in glutamate plasma levels. ANAVEX®2-73 activates the sigma-1 receptor (SIGMAR1). Data suggests that activation of the sigma-1 receptor (SIGMAR1) is pivotal to restoring neural cell homeostasis and promoting neuroplasticity. Consistent with previous ANAVEX®2-73 clinical trials, patients carrying the common form of the SIGMAR1 gene treated with ANAVEX®2-73 experienced stronger improvements in the prespecified efficacy endpoints.

All twenty-five patients in this randomized study elected to enter a 12-week ANAVEX®2-73 extension study. The Company will be advancing its Expanded Access Policy in order to provide long-term therapy to current participants with Rett syndrome under an expanded access program for ANAVEX®2-73.

Based on the results in this first of its kind U.S. Phase 2 study in adult patients with Rett syndrome, the Company is planning to meet with FDA to discuss the approval pathway. There are no FDA-approved drugs for Rett syndrome. ANAVEX®2-73 has Fast Track designation, Rare Pediatric Disease designation and Orphan Drug designation from the FDA for the treatment of Rett syndrome and may be considered for accelerated approval.

ANAVEX®2-73 is currently being evaluated for Rett syndrome in two other ongoing placebo-controlled clinical studies: The Phase 2 AVATAR trial in adult Rett syndrome study and the EXCELLENCE Phase 2/3 pediatric Rett syndrome study.

The study evaluated the safety, pharmacokinetics and efficacy of ANAVEX®2-73 in 25 adult female patients diagnosed with Rett syndrome (positive MECP2 gene mutation).

ANAVEX®2-73 treatment yielded a statistically significant, drug exposure-dependent response in the RSBQ Total scores, when compared to placebo, in the ITT cohort (all participants, p = 0.048). 66.7% of ANAVEX®2-73 treated subjects showed a statistically significant improvement in drug exposure-dependent RSBQ response as compared to 10% of the subjects on placebo in the ITT cohort (all participants, p = 0.011). Improvements in this adult population with Rett syndrome, assessed by RSBQ Total scores, are considered clinically meaningful according to published criteria applied to neurodevelopmental disorders. ANAVEX®2-73 treatment resulted in a sustained improvement in CGI-I scores throughout the 7-week study, when compared to placebo in the ITT cohort (all participants, p = 0.014). 86.7% of ANAVEX®2-73 treated subjects showed a statistically significant CGI-I response, defined as sustained improvement to treatment, as compared to 40% of the subjects on placebo in the ITT cohort (all participants, p = 0.014).

ANAVEX®2-73 was found to be well tolerated with very good medication compliance during the trial. All 25 subjects completed the study. The overall incidence of patients who experienced adverse events related to study drug, which were mild, or moderate was 13.3% (2) for the ANAVEX®2-73 treatment group and 10% (1) for the placebo group. No serious treatment emergent adverse events were reported during the course of the trial. There were no clinically significant differences in vital signs, lab values and EKG parameters between the active drug and placebo groups. Collectively, the study results are consistent with the known safety profile of ANAVEX®2-73. There was no signal for increased risk for common disorder-related manifestations.

Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical in nature are forward-looking statements. These statements include, but are not limited to, statements relating to the implications of clinical data, any subsequent presentation related thereto and any future studies. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks set forth in the Company’s most recent Annual Report on Form 10-K filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Anavex Life Sciences Corp. undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of the Company dated December 15, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

/s/ Christopher Missling
Name: Christopher Missling, PhD
Title: Chief Executive Officer

Date: December 15, 2020

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